CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




          THE NEW YORK TIMES COMPANY:

               We consent to the incorporation by reference in the Registration Statement on Form S-8 of The New York Times Company, to be filed on the date hereof, of our report dated February 10, 1994, appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 31, 1993 on page F-26.


             Deloitte & Touche


          Deloitte & Touche

          New York, New York
          October 28, 1994